EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 1

TO THE

MEMBERSHIP INTEREST PURCHASE AGREEMENT

AMENDMENT NO. 1 TO THE MEMBERSHIP INTEREST PURCHASE AGREMENT, dated November 7, 2017 among 1847 Fitness, Inc., a Delaware corporation (the “Buyer”), Central Florida Health Clubs, LLC d/b/a Gold’s Gym Orlando, a Florida limited liability company (“CFHC”), CLFL, LLC d/b/a Gold’s Gym Clermont, a Florida limited liability company (“CLFL”), MTDR LLC d/b/a Gold’s Gym Mt. Dora, a Florida limited liability company (“MTDR”), SCFL, LLC d/b/a Gold’s Gym St. Cloud, a Florida limited liability company (“SCFL,” and together with CFHC, CLFL, MTDR, each a “Company” and collectively, the “Companies”), and the Sellers listed on the signature page hereto (the “Sellers” and collectively with the Buyer and the Companies, the “Parties”).

BACKGROUND

A. The Parties have previously entered into that certain Membership Interest Purchase Agreement, dated as of July 7, 2017 (the “Membership Interest Purchase Agreement”).

B. The Parties desire to amend the Membership Interest Purchase Agreement to provide for an adjustment to the Cash Portion of the Purchase Price to account for certain renovations at MTDR and CLFL occurring before the Closing.

C. Pursuant to Section 8.3 of the Membership Interest Purchase Agreement, the Membership Interest Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Companies and the Sellers.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Membership Interest Purchase Agreement, as applicable.

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2. Amendments. A. The following new subsection (e) is hereby added at the end of Section 2.2 of the Membership Interest Purchase Agreement:

“(e) Adjustment for Certain Locker Room Renovations. The Cash Portion shall be increased by an amount equal to the aggregate amounts actually paid by MTDR and CLFL to third parties on or prior to the Closing Date for locker room renovations (collectively, the “Renovation Payments”); provided, however, that the amount of such increase shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate; and provided, further, that the amount of such increase shall be reduced, on a dollar for dollar basis, to the extent that the Sellers directly receive the benefit of any of the Annual Fee Billings due from MTDR’s and CLFL’s members in mid-January, 2018. At Closing, Sellers shall provide Buyer with reasonable documentation evidencing that such Renovation Payments have been made. After Closing, Buyer shall be solely responsible for the payment of any remaining amounts due to third parties in connection with the completion of such locker room renovations.”

B. Section 7.2(h) as set forth in the Membership Interest Purchase Agreement, shall be amended and restated in its entirety to read as follows:

“(h) The Buyer shall have received a cash loan, from 1847 Holdings in the amount of at least $6,407,407; and any Seller who receives Buyer Shares shall have entered into a stockholders’ agreement with 1847 Holdings, being the only other stockholders of the Buyer, in form and substance reasonably satisfactory to such Sellers, which provides, inter alia, that such Sellers shall have no obligation, directly or indirectly, to personally guaranty any amount(s) of the Buyer’s indebtedness.”

3. Effect of Amendment. Except as amended as set forth above, the Membership Interest Purchase Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the Laws of the State of Florida, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Florida.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the Membership Interest Purchase Agreement as of the date first written above.

BUYER: 1847 FITNESS, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

COMPANIES: CENTRAL FLORIDA HEALTH CLUBS, LLC

By:	/s/ Pleasant A. Lewis III
Name:	Pleasant A. Lewis III
Title:	Manager

CLFL, LLC

By:	/s/ Pleasant A. Lewis III
Name:	Pleasant A. Lewis III
Title:	Manager

MTDR LLC

By:	/s/ Pleasant A. Lewis III
Name:	Pleasant A. Lewis III
Title:	Manager

SCFL, LLC

By:	/s/ Pleasant A. Lewis III
Name:	Pleasant A. Lewis III
Title:	Manager

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SELLERS:

/s/ Pleasant A. Lewis III
PLEASANT A. LEWIS III

/s/ Kenneth L. Cummings
KENNETH L. CUMMINGS

GGWH INVESTOR GROUP, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

GGWH-CLE INVESTOR GROUP, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

GGWH-MTDR, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

GGWH-STC, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

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